Exhibit 8.1

List of Subsidiaries

Companhia Paranaense de Energia - COPEL - Subsidiaries and Controlled Companies as of December 31, 2013.

Subsidiary	Jurisdiction of Incorporation	Names under which Business is Conducted

COPEL Geração e Transmissão S.A.	Brazil	COPEL Geração e Transmissão
COPEL Distribuição S.A.	Brazil	COPEL Distribuição
COPEL Telecomunicações S.A.	Brazil	COPEL Telecomunicações
COPEL Renováveis S.A	Brazil	COPEL Renováveis
COPEL Participações S.A	Brazil	COPEL Participações
Companhia Paranaense de Gás – Compagas	Brazil	Compagas
Centrais Eletricas do Rio Jordao S.A. – Elejor	Brazil	Elejor
UEG Araucária Ltda.	Brazil	UEG Araucária
Dominó Holdings S.A.	Brazil	Dominó Holdings
Cutia Empreendimentos Eólicos SPE S.A	Brazil	Cutia Empreendimentos
Costa Oeste Transmissora de Energia S.A	Brazil	Costa Oeste Transmissora
Marumbi Transmissora de Energia S.A	Brazil	Marumbi Transmissora
Transmissora Sul Brasileira de Energia S.A	Brazil	Transmissora Sul Brasileira
Caiuá Transmissora de Energia S.A.	Brazil	Caiuá Transmissora
Integração Maranhense Transmissora de Energia S.A.	Brazil	Integração Maranhense
Matrinchã Transmissora de Energia (TPNORTE) S.A.	Brazil	Matrinchã Transmissora
Guaraciaba Transmissora de Energia (TPSUL) S.A.	Brazil	Guaraciaba Transmissora
Paranaíba Transmissora de Energia S.A.	Brazil	Paranaíba Transmissora
Nova Asa Branca I Energias Renováveis S.A.	Brazil	Nova Asa Branca I
Nova Asa Branca II Energias Renováveis S.A.	Brazil	Nova Asa Branca II
Nova Asa Branca III Energias Renováveis S.A.	Brazil	Nova Asa Branca III
Nova Eurus IV Energias Renováveis S.A.	Brazil	Nova Eurus IV
Santa Maria Energias Renováveis S.A.	Brazil	Santa Maria
Santa Helena Energias Renováveis S.A.	Brazil	Santa Helena
Ventos de Santo Uriel S.A.	Brazil	Ventos de Santo Uriel